UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 3, 2011 (January 31, 2011)

Williams Controls, Inc.

(Exact name of Company as specified in its charter)

Delaware	0-18083	84-1099587
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

14100 SW 72nd Avenue

Portland, Oregon 97224

(Address of principal executive offices)

(503) 684-8600

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 31, 2011, Gary A Hafner, Vice President of Global Manufacturing, announced his retirement from the Company, which will be effective March 31, 2011. Mr. Hafner joined the Company in January 2000 and served as Vice President of Global Manufacturing since July 2006.

SIGNATURES

          Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned.

WILLIAMS CONTROLS, INC.

Date: February 3, 2011	By:	/s/ DENNIS E. BUNDAY

Dennis E. Bunday
Executive Vice President & Chief Financial Officer